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                                                          EXHIBIT 3.06
                          ARTICLES OF AMENDMENT TO THE
        CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS AND LIMITATIONS
                                       OF
                 SERIES B 8% PREFERRED STOCK, $20.00 FACE VALUE
                                       OF
                                EVRO CORPORATION

         EVRO Corporation, (the "Corporation"), organized and existing under Florida law, hereby certifies that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation and
Section 607.0602 of the Florida Business Corporation Act, the Board of Directors, by written action taken on October 9, 1995, has adopted a resolution providing for the cancellation of the Corporation's Series B 8% Preferred Stock, $20.00 Face Value, which Series was created by the Corporation's filing with the Florida Department of State, on October 3, 1994, of its Certificate of Designation, Preferences, Rights and Limitations therefor and, on January 24, 1995, the Amendment to the Certificate of Designation, Preferences, Rights and Limitations therefor, which Resolution is hereafter set forth in its entirety.

         RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, the Series B 8% Preferred Stock, $20.00 Face Value is canceled and no shares of Series B 8% Preferred Stock, $20.00 Face Value shall be authorized hereafter.

         IN WITNESS WHEREOF, EVRO Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be executed by its Vice President and Assistant Secretary as of October 9, 1995.



                                        /s/Christopher P. Dona
                                        -----------------------------------
                                        Christopher P. Dona, Vice President


                                        /s/O. Don Lauher
                                        -----------------------------------
                                        O. Don Lauher, Assistant Secretary

STATE OF FLORIDA
COUNTY OF ORANGE

         This instrument was acknowledged before me on October 9, 1995, on behalf of EVRO CORPORATION by Christopher P. Dona, its Vice President.


                                        /s/Karen D. Jackson
                                        ------------------------------------
                                        Notary Public


                                        My Commission Expires: 6/25/98





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STATE OF FLORIDA
COUNTY OF ORANGE

         This instrument was acknowledged before me on October 16, 1995, on behalf of EVRO CORPORATION by O. Don Lauher, its Assistant Secretary.




                                        /s/Karen L. Bohn
                                        -------------------------------------
                                        Notary Public



                                        My Commission Expires: 9/10/96





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